UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On April 21, 2005, Provident Financial Holdings, Inc. issued its earnings release for the third quarter ended March 31, 2005. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)         Exhibits

        99.1       Press Release of Provident Financial Holdings, Inc. dated April 21, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2005                                   PROVIDENT FINANCIAL HOLDINGS, INC.

                                                                  /s/ Craig G. Blunden
                                                                  Craig G. Blunden
                                                                  Chairman, President and Chief Executive Officer
                                                                  (Principal Executive Officer)

                                                                 /s/ Donavon P. Ternes
                                                                 Donavon P. Ternes
                                                                 Chief Financial Officer
                                                                 (Principal Financial and Accounting Officer)

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EXHIBIT 99.1

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3756 Central Avenue                                                                                Contacts:
Riverside, CA 92506                                                                                 Craig G. Blunden, CEO
(951) 686 - 6060                                                                                         Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS, INC.
REPORTS THIRD QUARTER EARNINGS

Third Quarter Net Income Increases 11%

Third Quarter EPS of $0.64, Up 12%

Net Interest Margin Expands (Sequential Quarter)

        Riverside, Calif. - April 21, 2005 - Provident Financial Holdings, Inc. ("Company"), Nasdaq: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced strong earnings for the third quarter of its fiscal year ending June 30, 2005.

        For the quarter ended March 31, 2005, the Company reported net income of $4.58 million, or 64 cents per diluted share (on 7.12 million weighted-average shares outstanding), compared to net income of $4.11 million, or 57 cents per diluted share (on 7.21 million weighted-average shares outstanding), in the comparable period a year ago. The decrease in weighted-average shares outstanding reflects the activity in the Company's stock buyback program.

        "I am pleased that we continue to improve on the fundamentals of our business. We continue to generate strong internal growth in both loans and deposits, our net interest margin remains steady in the face of rising interest rates and our credit quality is outstanding," said Craig G. Blunden, Chairman, President and Chief Executive Officer of

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 the Company. "Moreover, mortgage banking volume remains strong despite competitive pressures."

        Return on average assets for the third quarter of fiscal 2005 was 1.20 percent, compared to 1.25 percent for the same period of fiscal 2004. Return on average stockholders' equity for the third quarter of fiscal 2005 was 15.48 percent, compared to 15.33 percent for the comparable period of fiscal 2004.

        On a sequential quarter basis, net income for the third quarter of fiscal 2005 decreased by $454,000 to $4.58 million, or nine percent, from $5.03 million in the second quarter of fiscal 2005; and diluted earnings per share decreased 7 cents to 64 cents, or 10 percent, from 71 cents in the second quarter of fiscal 2005. Return on average assets decreased 17 basis points to 1.20 percent for the third quarter of fiscal 2005 from 1.37 percent in the second quarter of fiscal 2005, and return on average equity decreased to 15.48 percent for the third quarter of fiscal 2005 from 17.60 percent in the second quarter of fiscal 2005.

        For the nine months ended March 31, 2005, net income was $13.87 million, an increase of 29 percent from net income of $10.79 million for the comparable period ended March 31, 2004; and diluted earnings per share for the nine months ended March 31, 2005 increased $0.46, or 31 percent, to $1.95 from $1.49 for the comparable period last year. Return on average assets for the nine months ended March 31, 2005 was 1.27 percent, compared to 1.13 percent for the nine-month period a year earlier. Return on average stockholders' equity for the nine months ended March 31, 2005 was 16.16 percent, compared to 13.65 percent for the nine-month period a year earlier.

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        Net interest income before provision for loan losses increased $1.39 million, or 14 percent, to $11.03 million in the third quarter of fiscal 2005 from $9.64 million for the same period in fiscal 2004. Non-interest income increased $464,000, or nine percent, to $5.37 million in the third quarter of fiscal 2005 from $4.91 million in the comparable period of fiscal 2004. Non-interest expense increased $947,000, or 14 percent, to $7.95 million in the third quarter of fiscal 2005 from $7.00 million in the comparable period in fiscal 2004.

        The average balance of loans outstanding increased by $242.2 million to $1.19 billion in the third quarter of fiscal 2005 from $945.3 million in the same quarter of fiscal 2004, while the average yield decreased by 2 basis points to 5.75 percent in the third quarter of fiscal 2005 from an average yield of 5.77 percent in the same quarter of fiscal 2004. Total portfolio loan originations (including purchased loans) in the third quarter of fiscal 2005 were $177.3 million, which consisted primarily of single-family, multi-family, commercial real estate and construction loans. This compares to total portfolio loan originations (including purchased loans) of $133.0 million in the third quarter of fiscal 2004. The outstanding balance of "preferred loans" (multi-family, commercial real estate, construction and commercial business loans) increased by $77.8 million, or 34 percent, to $307.4 million at March 31, 2005 from $229.6 million at March 31, 2004. The ratio of preferred loans to total portfolio loans increased to 28 percent at March 31, 2005 from 26 percent at March 31, 2004. Loan prepayments in the third quarter of fiscal 2005 were $101.2 million, compared to $112.2 million in the same quarter of fiscal 2004.

        The average balance of deposits increased by $103.4 million to $931.7 million and the average cost of deposits increased by 22 basis points to 1.80 percent in the third

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quarter of fiscal 2005, compared to an average balance of $828.3 million and an average cost of 1.58 percent in the same quarter last year. Transaction account balances (core deposits) decreased by $45.2 million, or eight percent, to $518.4 million at March 31, 2005 from $563.6 million at March 31, 2004. The decrease is attributable to a decline in money market accounts partially offset by an increase in checking accounts. Time deposits increased by $143.6 million at March 31, 2005 to $425.1 million as compared to $281.5 million at March 31, 2004. The increase is primarily attributable to the Company's successful time deposit marketing campaigns designed to lock-in fixed rate deposits during a rising interest rate environment.

        The average balance of FHLB advances increased by $112.9 million to $452.1 million, and the average cost of advances increased 13 basis points to 3.90 percent in the third quarter of fiscal 2005, compared to an average balance of $339.2 million and an average cost of 3.77 percent in the same quarter of fiscal 2004. The increase in the average cost of FHLB advances was primarily attributable to recent interest rate increases.

        The net interest margin during the third quarter of fiscal 2005 decreased 11 basis points to 2.98 percent, compared to 3.09 percent during the same quarter last year. For the nine months ended March 31, 2005, the net interest margin remained unchanged at 2.98 percent, compared to the same period last year. On a sequential quarter basis, the net interest margin in the third quarter of fiscal 2005 increased by 5 basis points from 2.93 percent in the second quarter of fiscal 2005.

        During the third quarter of fiscal 2005, the provision for loan losses was $404,000 compared to $420,000 during the same period of fiscal 2004. The decrease in

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the provision was attributable to specific valuation allowance recoveries on five classified commercial business loans, partially offset by new provisions for loan losses as a result of loan portfolio growth.

        The increase in non-interest income in the third quarter of fiscal 2005 compared to the same period of fiscal 2004 was primarily the result of an increase in the gain on sale of loans. The gain on sale of loans increased by $583,000, or 16 percent, to $4.19 million, which was primarily attributable to a higher volume of loans originated for sale. The mortgage banking loan sale margin was 115 basis points in the third quarter of fiscal 2005, down from 117 basis points in the prior year. On a sequential quarter basis, the mortgage banking loan sale margin in the third quarter of fiscal 2005 decreased by 36 basis points from 151 basis points in the prior quarter; largely the result of the fair value adjustment required by Statement of Financial Accounting Standards ("SFAS") No. 133, the product mix and competitive pricing pressures. The volume of loans originated for sale remained strong: $333.5 million in the third quarter of fiscal 2005 as compared to $252.1 million during the same period last year, the result of relatively low mortgage interest rates and continued strength in the Southern California real estate market. Total loan originations (including purchased loans) were $510.9 million in the third quarter of fiscal 2005, up from $385.1 million in the same quarter of fiscal 2004.

        In the third quarter of fiscal 2005, the fair-value adjustment of derivative financial instruments pursuant to SFAS No. 133 on the consolidated statement of operations was an unfavorable $436,000 compared to an unfavorable adjustment of $379,000 in the same period last year. The fair-value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on loans to be held for sale, forward

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loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and results in timing differences in the recognition of income, which may have an adverse impact on future earnings.

        Non-interest expense for the third quarter of fiscal 2005 increased $947,000, or 14 percent, to $7.95 million from $7.00 million in the same quarter in fiscal 2004. The increase in non-interest expense was primarily the result of an increase in variable expenses related to loan production volume in the community banking business and the mortgage banking business. Although non-interest expense increased for the third quarter of fiscal 2005, the Company's efficiency ratio remained unchanged at 48 percent as compared to the third quarter of fiscal 2004. For the nine months ended March 31, 2005 the efficiency ratio improved to 48 percent from 52 percent in the same period in fiscal 2004.

        Non-performing assets decreased to $584,000, or 0.04 percent of total assets, at March 31, 2005, compared to $1.5 million, or 0.11 percent of total assets, at March 31, 2004. The allowance for loan losses was $8.9 million at March 31, 2005, or 0.80 percent of gross loans held for investment, compared to $7.9 million, or 0.89 percent of gross loans held for investment, at March 31, 2004.

        The effective income tax rate for the third quarter of fiscal 2005 was 43.1 percent as compared to 42.3 percent for the same quarter last year. The Company believes that the effective income tax rate applied in the third quarter of fiscal 2005 reflects its current income tax obligations and anticipates the effective income tax rate for the remainder of the fiscal year to be approximately 43.2 percent.

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        The Company repurchased 28,470 shares of its common stock during the quarter ended March 31, 2005 at an average cost of $27.94 per share. As of March 31, 2005, the Company has repurchased 39 percent of the shares authorized by the June 2004 Stock Repurchase Program, leaving 216,115 shares available for future repurchase activity.

        The Bank currently operates 12 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire) along with 11 Provident Bank Mortgage loan production offices located throughout Southern California.

        The Company will host a conference call for institutional investors and bank analysts on Friday, April 22, 2005 at 10:00 a.m. (Pacific Time Zone) to discuss its financial results. Access to the conference call can be gained by dialing (800) 533-5275 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Friday, April 29, 2005 by dialing (800) 475-6701 and referencing access code number 777882.

        For more financial information about the Company please visit the website at www.myprovident.com and click on the Investor Relations section.

Safe-Harbor Statement

Certain matters in this News Release and the Conference Call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - In Thousands)
	March 31, 2005	June 30, 2004

Assets
Cash and cash equivalents	$ 25,903	$ 38,349
Investment securities - held to maturity
(fair value $53,987 and $61,250, respectively)	55,227	62,200
Investment securities - available for sale at fair value	193,621	190,380
Loans held for investment, net of allowance for loan losses of
$8,879 and $7,614, respectively	1,098,414	862,535
Loans held for sale, at lower of cost or market	7,260	20,127
Receivable from sale of loans	173,981	86,480
Accrued interest receivable	5,689	4,961
Real estate held for investment, net	9,975	10,176
Federal Home Loan Bank stock	36,229	27,883
Premises and equipment, net	7,570	7,912
Prepaid expenses and other assets	8,813	8,032

Total assets	$ 1,622,682	$ 1,319,035

Liabilities and Stockholders' Equity
Liabilities:
Non-interest bearing deposits	$ 49,635	$ 41,551
Interest bearing deposits	893,845	809,488
Total deposits	943,480	851,039

Borrowings	530,353	324,877
Accounts payable, accrued interest and other liabilities	29,321	33,137
Total liabilities	1,503,154	1,209,053

Stockholders' equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued and outstanding
	-	-
Common stock, $.01 par value; authorized 15,000,000 shares; issued 11,943,215 and 11,898,565 shares, respectively; outstanding 6,993,590 and 7,091,719 shares, respectively

	119	119
Additional paid-in capital	58,695	57,186
Retained earnings	122,528	111,329
Treasury stock at cost (4,949,625 and 4,806,846 shares, respectively)
	(60,222)	(56,753)
Unearned stock compensation	(1,426)	(1,889)
Accumulated other comprehensive loss, net of tax	(166)	(10)

Total stockholders' equity	119,528	109,982

Total liabilities and stockholders' equity	$ 1,622,682	$ 1,319,035

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended March 31,		Nine Months Ended March 31,

	2005	2004	2005	2004
Interest income:
Loans receivable, net	$ 17,057	$ 13,643	$ 47,506	$ 39,449
Investment securities	2,089	2,204	6,293	6,065
Federal Home Loan Bank stock	367	237	1,040	670
Interest earning deposits	7	1	18	11
Total interest income	19,520	16,085	54,857	46,195

Interest expense:
Checking and money market deposits	290	335	879	1,074
Savings deposits	1,076	1,358	3,483	3,989
Time deposits	2,777	1,562	7,264	5,001
Borrowings	4,346	3,188	11,873	9,318
Total interest expense	8,489	6,443	23,499	19,382

Net interest income	11,031	9,642	31,358	26,813
Provision for loan losses	404	420	1,306	689
Net interest income after provision for loan losses	10,627	9,222	30,052	26,124

Non-interest income:
Loan servicing and other fees	326	533	1,175	1,599
Gain on sale of loans, net	4,187	3,604	13,648	9,497
Real estate operations, net	101	19	372	222
Deposit account fees	455	507	1,330	1,491
Gain on sale of investment securities	-	-	384	-
Other	301	243	1,051	938
Total non-interest income	5,370	4,906	17,960	13,747

Non-interest expense:
Salaries and employee benefits	5,289	4,781	15,680	14,028
Premises and occupancy	661	607	1,965	1,830
Equipment	364	430	1,155	1,279
Professional expenses	270	217	775	604
Sales and marketing expenses	227	170	678	707
Other	1,136	795	3,343	2,733
Total non-interest expense	7,947	7,000	23,596	21,181

Income before taxes	8,050	7,128	24,416	18,690
Provision for income taxes	3,470	3,014	10,547	7,904
Net income	$ 4,580	$ 4,114	$ 13,869	$ 10,786

Basic earnings per share	$ 0.69	$ 0.61	$ 2.10	$ 1.60
Diluted earnings per share	$ 0.64	$ 0.57	$ 1.95	$ 1.49
Cash dividends per share	$ 0.14	$ 0.10	$ 0.38	$ 0.23

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations - Sequential Quarter (Dollars in Thousands, Except Earnings Per Share) (Unaudited)
	Quarter Ended
	March 31,	December 31,
	2005	2004
Interest income:
Loans receivable, net	$ 17,057	$ 15,766
Investment securities	2,089	2,171
Federal Home Loan Bank stock	367	303
Interest-earning deposits	7	6
Total interest income	19,520	18,246

Interest expense:
Checking and money market deposits	290	294
Savings deposits	1,076	1,172
Time deposits	2,777	2,483
Borrowings	4,346	3,922
Total interest expense	8,489	7,871

Net interest income	11,031	10,375
Provision for loan losses	404	260
Net interest income after provision for loan losses	10,627	10,115

Non-interest income:
Loan servicing and other fees	326	450
Gain on sale of loans, net	4,187	5,085
Real estate operations, net	101	151
Deposit account fees	455	420
Gain on sale of investment securities	-	-
Other	301	391
Total non-interest income	5,370	6,497

Non-interest expense:
Salaries and employee benefits	5,289	5,314
Premises and occupancy	661	633
Equipment	364	387
Professional expenses	270	285
Sales and marketing expenses	227	269
Other	1,136	1,151
Total non-interest expense	7,947	8,039

Income before taxes	8,050	8,573
Provision for income taxes	3,470	3,539
Net income	$ 4,580	$ 5,034

Basic earnings per share	$ 0.69	$ 0.77
Diluted earnings per share	$ 0.64	$ 0.71
Cash dividends per share	$ 0.14	$ 0.14

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
	Quarter Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
SELECTED FINANCIAL RATIOS:
Return on average assets	1.20%	1.25%	1.27%	1.13%
Return on average stockholders' equity	15.48%	15.33%	16.16%	13.65%
Stockholders' equity to total assets	7.37%	8.00%	7.37%	8.00%
Net interest spread	2.79%	2.95%	2.82%	2.84%
Net interest margin	2.98%	3.09%	2.98%	2.98%
Efficiency ratio	48.45%	48.12%	47.84%	52.22%
Average interest earning assets to average
interest bearing liabilities	106.95%	106.89%	107.02%	106.97%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.69	$ 0.61	$ 2.10	$ 1.60
Diluted earnings per share	$ 0.64	$ 0.57	$ 1.95	$ 1.49
Book value per share	$ 17.09	$ 15.26	$ 17.09	$ 15.26
Shares used for basic EPS computation	6,604,160	6,740,983	6,594,077	6,741,098
Shares used for diluted EPS computation	7,120,025	7,213,613	7,100,598	7,214,427
Total shares issued and outstanding	6,993,590	7,206,388	6,993,590	7,206,388

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	0.05%	0.17%
Non-performing assets to total assets	0.04%	0.11%
Allowance for loan losses to non-performing loans	1,520.38%	522.47%
Allowance for loan losses to gross loans held for
investment	0.80%	0.89%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	6.05%	6.43%
Tier 1 (core) capital ratio	6.05%	6.43%
Total risk-based capital ratio	10.48%	11.68%
Tier 1 risk-based capital ratio	9.57%	10.75%

LOANS ORIGINATED FOR SALE (In Thousands):
Retail originations	$ 100,065	$ 110,316	$ 275,476	$ 355,331
Wholesale originations	233,474	141,772	668,230	433,104
Total loans originated for sale	$ 333,539	$ 252,088	$ 943,706	$ 788,435

LOANS SOLD (In Thousands):
Servicing released	$ 315,428	$ 211,469	$ 900,802	$ 640,419
Servicing retained	26,685	45,887	65,891	166,493
Total loans sold	$ 342,113	$ 257,356	$ 966,693	$ 806,912

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars In Thousands)
	As of March 31,
	2005		2004
	Balance	Rate	Balance	Rate
INVESTMENT SECURITIES:
Held to maturity:
U.S. government sponsored enterprise debt securities	$ 54,029	2.78%	$ 59,204	2.93%
U.S. government MBS	4	10.42	6	12.66
Corporate bonds	994	6.80	2,792	7.04
Certificates of deposit	200	1.88	200	1.00
Total investment securities held to maturity	55,227	2.85	62,202	3.11

Available for sale (at fair value):
U.S. government sponsored enterprise debt securities	24,226	2.86	22,871	2.85
U.S. government MBS	59,871	3.95	18,336	3.66
U.S. government sponsored enterprise MBS	101,300	3.73	159,210	3.76
Private issue CMO	7,824	3.65	13,815	3.67
Freddie Mac common stock	379		709
Fannie Mae common stock	21		29
Total investment securities available for sale	193,621	3.68	214,970	3.64
Total investment securities	$ 248,848	3.49%	$ 277,172	3.52%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 785,246	5.50%	$ 651,123	5.40%
Multi-family (5 or more units)	107,220	5.57	62,023	5.89
Commercial real estate	121,406	6.46	94,929	6.59
Construction	154,652	6.63	133,400	5.49
Commercial business	15,557	7.26	16,693	6.75
Consumer	651	9.29	681	8.74
Other	11,489	7.18	6,373	6.79
Total loans held for investment	1,196,221	5.79%	965,222	5.60%

Undisbursed loan funds	(91,401)		(77,428)
Deferred loan costs	2,473		1,508
Allowance for loan losses	(8,879)		(7,884)
Total loans held for investment, net	$1,098,414		$ 881,418

Purchased loans serviced by others included above	$ 54,939	6.12%	$ 36,324	6.21%

DEPOSITS :
Checking accounts - non-interest bearing	$ 49,635	-%	$ 44,698	-%
Checking accounts - interest bearing	132,334	0.53	123,007	0.58
Savings accounts	291,885	1.44	348,640	1.48
Money market accounts	44,502	1.10	47,299	1.22
Time deposits	425,124	2.90	281,483	2.38
Total deposits	$ 943,480	1.88%	$ 845,127	1.56%

Note: The interest rate described in the rate column is the weighted-average interest rate of all instruments, which are included in the balance of the respective line item.

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars In Thousands)
	As of March 31,
	2005		2004
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 159,500	2.82%	$ 99,500	1.10%
Six month or less	5,000	6.50	15,000	6.01
Over six to twelve months	22,000	3.83	10,000	5.79
Over one to two years	20,000	2.48	27,000	4.33
Over two to three years	82,000	3.72	20,000	2.48
Over three to four years	50,000	3.52	52,000	3.81
Over four to five years	52,000	3.98	50,000	3.52
Over five years	139,853	4.91	111,885	5.00
Total borrowings	$ 530,353	3.75%	$ 385,385	3.52%

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (1)	$ 1,187,529	$ 945,349	$ 1,109,641	$ 894,690
Investment securities	256,916	276,845	262,077	280,330
FHLB stock	34,271	25,191	31,478	22,766
Interest earning deposits	1,267	502	1,354	1,277
Total interest earning assets	$1,479,983	$1,247,887	$1,404,550	$1,199,063

Deposits	$ 931,685	$ 828,267	$ 905,020	$ 803,229
Borrowings	452,090	339,186	407,386	317,659
Total interest bearing liabilities	$1,383,775	$1,167,453	$1,312,406	$1,120,888

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
	Yield/Cost	Yield/Cost	Yield/Cost	Yield/Cost

Loans receivable, net (1)	5.75%	5.77%	5.71%	5.88%
Investment securities	3.25%	3.18%	3.20%	2.88%
FHLB stock	4.28%	3.76%	4.41%	3.92%
Interest earning deposits	2.21%	0.72%	1.77%	1.15%
Total interest earning assets	5.28%	5.16%	5.21%	5.14%

Deposits	1.80%	1.58%	1.71%	1.66%
Borrowings	3.90%	3.77%	3.88%	3.89%
Total interest bearing liabilities	2.49%	2.21%	2.39%	2.30%

(1)  Includes loans held for investment, loans held for sale and receivable from sale of loans.

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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